For Immediate Release

U.S. ENERGY CORP. TO PRESENT AT THE IPAA OIL & GAS INVESTMENT SYMPOSIUM

RIVERTON, Wyoming – April 12, 2010 – U.S. Energy Corp. (NASDAQ Capital Market: “USEG”) (“USE” or the “Company”), a natural resources exploration and development company with interests in oil and gas, molybdenum, geothermal, and real estate assets, today announced that its management will present at the IPAA Oil & Gas Investment Symposium in New York, on Wednesday, April 14, 2010, at 10:00 a.m. Eastern Time.  To listen to the audio webcast of the presentation and view accompanying presentation materials, there will be a link accessible from U.S. Energy’s home page at www.usnrg.com on the date of the event.

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About U.S. Energy Corp.

U.S. Energy Corp. is a diversified natural resource company with interests in oil and gas, molybdenum, geothermal and real estate assets.  The Company is headquartered in Riverton, Wyoming, and its common stock is listed on The NASDAQ Capital Market under the symbol “USEG”.

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For further information, please contact:

Reggie Larsen                                                                           Nick Hurst
Director of Investor Relations                                                 The Equicom Group
U.S. Energy Corp.                                                                      Investor Relations
1-800-776-9271                                                                            1-403-538-4845
Reggie@usnrg.com                                                                   nhurst@equicomgroup.com